SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                        ________________________



                                FORM 8-K

                             CURRENT REPORT


                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  March 15, 1995


                        ________________________



                      ORBITAL SCIENCES CORPORATION


           Delaware                0-18287                 06-1209561
   (State of incorporation) (Commission File Number)  (I.R.S. Employer I.D. No.)



                        21700 Atlantic Boulevard
                         Dulles, Virginia 20166
                             (703) 406-5000
                      (Address and telephone number
                     of principal executive offices)


[PAGE]

Item 5.   Other Events

Orbital Sciences Corporation (the "Company") hereby reports consolidated results of operations for the month of January 1995, the first since combining with Magellan Corporation on December 28, 1994. Revenues and net income for the one-month period were approximately $18,962,000 and $327,000, respectively. Earnings per share on a primary basis was approximately $.02 on approximately 20,250,000 weighted average outstanding shares; earnings per share assuming full dilution was approximately $.02 on approximately 24,450,000 weighted average outstanding shares.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ORBITAL SCIENCES CORPORATION


DATED:  March 15, 1995              By  /s/ David W. Thompson
                                       David W. Thompson, President
                                       and Chief Executive Officer


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